SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 1999


                               RECOTON CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


             NEW YORK                     0-5860            11-1771737
        (STATE OR OTHER JURISDIC-      (COMMISSION        (IRS EMPLOYER
         TION OF INCORPORATION)         FILE NUMBER)       IDENTIFICATION NO.)

                  2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA 32746
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 407-333-8900

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

         On June 28, 1999, Recoton Corporation. (the "Company") entered into the First Amendment (the "First Amendment") effective June 9, 1999 to its Rights Agreement dated of as October 27, 1995 between the Company and ChaseMellon Shareholders Services L.L.C. (f/k/a Chemical Mellon Shareholder Services L.L.C.), as Rights Agent. The following is a description of the Rights Agreement as so amended and the rights outstanding pursuant thereto:

         On October 27, 1995, the Board of Directors of the Company declared a dividend of one right (the "Rights") for each outstanding share of the Company's Common Shares, par value $.20 per share (the "Common Shares"), to shareholders of record at the close of business on November 10, 1995. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share, par value $1.00 per share (the "Preferred Shares"), at a Purchase Price of $100.00 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement as amended (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C. (f/k/a Chemical Mellon Shareholder Services, L.L.C.) as Rights Agent.

         Initially, the Rights will be attached to all Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Shares upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the shares of Common Shares then outstanding1 (the "Shares Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding Common Shares (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Shares which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders).

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after November 10, 1995 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 10, 2005, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Share as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) with respect to certain Common Shares issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of certain securities of the Company, or (ii) as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.


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1 Under the Rights Agreement, for purposes of calculating percentages of Common Shares outstanding, shares of Common Shares outstanding shall include all shares of Common Shares deemed to be beneficially owned by a Person and its affiliates and associates, even if not actually then outstanding.

         In the event that a person becomes the beneficial owner of 20% or more of the then outstanding Common Shares (except pursuant to an offer for all outstanding Common Shares which a majority of the Directors who are not officers of the Company and who are not affiliates or associates of such person determine to be fair to and otherwise in the best interests of the Company and its shareholders) (such event, a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at a Purchase Price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $200.00 worth of Common Shares (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $100.00. Assuming that the Common Shares had a per share value of $25.00 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase eight Common Shares for $100.00

         In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Shares are changed or exchanged (other than a merger meeting certain conditions which follows an offer for all outstanding Common Shares which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the Flip-in Event described in the second preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding cash dividends not in excess of 200% of regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares (other than fractions of one one-hundredth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

         At any time until ten days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of such Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or are redeemed as provided in the second preceding paragraph.

         Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED,HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its shareholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Shares Acquisition Date redeem all but not less than all of the then outstanding Rights at the $.01 redemption price.

         Copies of the Rights Agreement and the First Amendment have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A as amended. A copy of the Rights Agreement has also been filed as an exhibit to the Company's Current Report on Form 8-K, dated October 30, 1995 and a copy of the First Amendment is attached to this Form 8-K as an exhibit. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         a.       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:  not applicable

         b.       PRO FORMA FINANCIAL INFORMATION:  not applicable

         c.       EXHIBITS:

         1. First Amendment, dated as of June 9, 1999, between Recoton corporation and ChaseMellon Shareholder Services, L.L.C. (f/k/a Chemical Mellon Shareholder Services, L.L.C.) to Rights Agreement dated as of October 27, 1995, executed on June 28, 1999


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RECOTON CORPORATION


                                By: /S/ STUART MONT
                                    Name: Stuart Mont
                                    Title: Chief Operating Officer and
                                           Executive Vice President-Operations

Dated:  June 28, 1999

                                  EXHIBIT INDEX

         1 First Amendment, dated as of June 9, 1999, between Recoton corporation and ChaseMellon Shareholder Services, L.L.C. (f/k/a Chemical Mellon Shareholder Services, L.L.C.) to Rights Agreement dated as of October 27, 1995, executed on June 28, 1999